UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2011
GTSI Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-34871	54-1248422

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2553 Dulles View Drive, #100 Herndon, Virginia	20171-5219

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 502-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 15, 2011, GTSI Corp. (“GTSI”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) and simultaneously completed its acquisition (the “Closing”) of Information Systems Consulting Group, Inc. (“InSysCo”). GTSI purchased all of the outstanding shares of capital stock of InSysCo (the “Acquisition”), for total consideration of approximately $15,000,000 pursuant to the Stock Purchase Agreement, by and among GTSI, InSysCo, the stockholders of InSysCo (the “Sellers”) and William J. Johnson, Jr., as a representative of all of the Sellers.
$1,500,000 of the Acquisition consideration was withheld from the consideration initially distributed to the Sellers and was deposited into an escrow fund pursuant to an escrow agreement (the “Escrow Agreement”) as security for the indemnification obligations of the Sellers under the Stock Purchase Agreement as well as any amounts owed by the Sellers due to post-Closing adjustments. Any escrowed amount not paid to GTSI (or reserved for pending claims) will be released to the Sellers as follows: fifty percent (50%) on the one-year anniversary of the Closing and any remaining amount on the eighteen month anniversary of Closing, subject to the terms of the Escrow Agreement.
The foregoing description of the Stock Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
The Stock Purchase Agreement contains customary representations and warranties made by and to the parties thereto as to specific dates. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with negotiating the terms of the Stock Purchase Agreement. Accordingly, investors and GTSI shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Stock Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in GTSI’s public disclosures. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the times they were made or otherwise.

Item 2.01 Completion of Acquisition or Disposition of Assets
The information set forth in Item 1.01 above is incorporated into this Item 2.01 by reference. The terms of the Acquisition are more fully described in the Stock Purchase Agreement filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference in its entirety.
Item 8.01 Other Events
On August 16, 2011, GTSI issued a press release announcing the execution of the Stock Purchase Agreement and completion of the acquisition of Information Systems Consulting Group, Inc. by GTSI Corp. The press release is furnished with this Current Report as Exhibit 99.1.
The information provided in Item 8.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

2.1
Stock Purchase Agreement, dated August 15, 2011, by and between GTSI Corp., Information Systems Consulting Group, Inc., the stockholders of InSysCo (the “Sellers”) and William J. Johnson, Jr., as a representative of all of the Sellers*

99.1
Press Release issued by GTSI Corp., dated August 16, 2011 announcing the execution of the Stock Purchase Agreement and completion of the acquisition of Information Systems Consulting Group, Inc. by GTSI Corp.**

*	The registrant has omitted certain immaterial schedules and exhibits to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The schedule of exhibits omitted is included with such agreement. The registrant shall supplementary furnish a copy of any of the omitted schedules to the Securities and Exchange Commission upon request.

**	This Exhibit is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, this Exhibit will not be incorporated by reference into any other filing made by the Company with the Securities and Exchange Commission unless specifically identified therein as being incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.
By:	/s/ Peter Whitfield
Peter Whitfield
Chief Financial Officer

Date: August 16, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1
Stock Purchase Agreement, dated August 15, 2011, by and between GTSI Corp., Information Systems Consulting Group, Inc., the stockholders of InSysCo (the “Sellers”) and William J. Johnson, Jr., as a representative of all of the Sellers*

99.1
Press Release issued by GTSI Corp., dated August 16, 2011 announcing the execution of the Stock Purchase Agreement and completion of the acquisition of Information Systems Consulting Group, Inc. by GTSI Corp.**

*	The registrant has omitted certain immaterial schedules and exhibits to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The schedule of exhibits omitted is included with such agreement. The registrant shall supplementary furnish a copy of any of the omitted schedules to the Securities and Exchange Commission upon request.

**	This Exhibit is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, this Exhibit will not be incorporated by reference into any other filing made by the Company with the Securities and Exchange Commission unless specifically identified therein as being incorporated by reference.